TRI-PARTY AGREEMENT

This Agreement is made as of the ___ day of January, 2008, by and among TRANSWESTERN GREAT LAKES, L.P., a Delaware limited partnership ("Transwestern"), VOYAGER LEARNING COMPANY, a Delaware corporation ("Voyager"), and PROQUEST LLC, a Delaware limited liability company (formerly known as ProQuest-CSA LLC, and referred to herein as "CSA").

RECITALS:

    Transwestern, as landlord, and Voyager (then known as ProQuest Company), as tenant, were parties to that certain lease dated November 10, 2004, as modified by that certain Commencement Letter dated February 21, 2005, that certain First Amendment to Lease dated November 16, 2005, and that certain Commencement Letter dated April 20, 2006 (collectively, the "777 Lease"), whereby Voyager leased from Transwestern the premises consisting of approximately 28,476 rentable square feet commonly known as Suite 200, and approximately 28,481 rentable square feet commonly known as Suite 300 (Suite 200 and Suite 300 are collectively referred to herein as the "777 Premises"), in the office building located at 777 Eisenhower Parkway, Ann Arbor, Michigan (the "777 Building"); and

    Transwestern, as landlord, and Voyager, as tenant, were also parties to a written lease dated November 10, 2004, as modified by that certain letter agreement dated March 8, 2005, that certain First Amendment to Lease dated November 16, 2005, and that certain Commencement Letter dated April 21, 2006 (collectively, the "789 Lease"), for the lease of approximately 111,748 rentable square feet of office space and 19,213 rentable square feet of lower level space (collectively, the "789 Premises") in the office building located at 789 Eisenhower Parkway, Ann Arbor, Michigan (the "789 Building"); and

    Effective February 9, 2007 (the "CSA Occupancy Date"), pursuant to and in connection with a certain transaction between Voyager and Cambridge Scientific Abstracts, Limited Partnership, CSA took occupancy of both the 777 Premises and a substantial portion of the 789 Premises.

    Effective as of June 12, 2007 (the "Transwestern Consent Date"): (i) Voyager (then known as ProQuest Company), as assignor, and CSA, as assignee, entered into an Assignment and Assumption of Lease with respect to the 777 Lease and covering the 777 Premises (the "777 Lease Assignment"); and (ii) Voyager, as sublandlord, and CSA, as subtenant, entered into a Sublease Agreement covering 80% of the rentable square feet of floors 1, 2 and 3 of the 789 Building, and 50% of the space in the lower level of the 789 Building, for a term ending February 8, 2009 (the "789 Sublease").

    Transwestern granted its consent to both the 777 Lease Assignment and the 789 Sublease, in accordance with the requirements of the 777 Lease and the 789 Lease, but did not release Voyager from liability under either lease.

    Voyager wishes to be released immediately by Transwestern from any liability under or pursuant to the 777 Lease and the 789 Lease, and otherwise with respect to the 777 Building and the 789 Building, and wishes to be released immediately by CSA from any liability under or pursuant to the 777 Lease Assignment and the 789 Sublease, and otherwise respect to the 777 Building and the 789 Building.

    CSA wishes to terminate the 777 Lease and 777 Lease Assignment as of June 30, 2008, and to take an assignment of the 789 Lease in its entirety and for the duration of the term thereof, to terminate the Sublease Agreement and be released from any unaccrued liability to Voyager with respect thereto.

    Voyager wishes to sublease from CSA certain portions of the 789 Premises, for a limited duration.

    The parties are willing to consummate and accommodate the foregoing, all on and subject to the terms and conditions more particularly set forth hereinbelow.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Transwestern, CSA and Voyager covenant and agree as follows:

    777 Building. Effective as of the Closing Date (as defined below), Voyager will be released from any and all liability under the 777 Lease and 777 Lease Assignment, and Transwestern and CSA will enter into the Lease Termination Agreement in the form attached hereto as Exhibit A.

    789 Building. Effective as of the Closing Date: (i) Transwestern, CSA and Voyager shall enter into the Second Amendment to Lease and Assignment of Lease relative to the 789 Building in the form attached hereto as Exhibit B; (ii) the 789 Sublease will be terminated pursuant to the Sublease Termination Agreement to be entered into by Voyager and CSA in the form attached hereto as Exhibit C; (iii) Voyager will be released from any and all liability under the 789 Lease and the 789 Sublease; and (iv) CSA and Voyager will enter into, and Transwestern will consent to, a new Sublease (the "New 789 Sublease") of portions of the 789 Premises in the form attached hereto as Exhibit D.

    Cash Consideration. Effective as of the Closing Date, and as material inducement for all of the undertakings and releases hereunder: (i) Voyager will pay to CSA the sum of Eleven Million and no/100 Dollars ($11,000,000.00), by wire-transferred, immediately available federal funds; and (ii) CSA will in turn utilize such funds in whole or in part to pay/provide to Transwestern (or reimburse itself for such payments), by wire-transferred, immediately available federal funds (x) the termination fee of Four Million Two Hundred Fifty Thousand and no/100 Dollars ($4,250,000.00) under section 2 of the Lease Termination Agreement, (y) the additional fee of Two Million and no/100 Dollars ($2,000,000.00) under section 4 of the Second Amendment to Lease and Assignment of Lease, and (z) the letter of credit in the amount of Four Million Five Hundred Thousand and no/100 Dollars ($4,500,000.00), under section 3 of the Second Amendment to Lease and Assignment of Lease.

    Release of Voyager. It is the intent of the parties that Voyager's sole liability to CSA and/or Transwestern with respect to the 777 Lease, the 777 Building, the 789 Lease and the 789 Building shall be the independent and subsequent obligations of Voyager as subtenant under the New 789 Sublease, and shall be expressly limited to the terms and conditions of that document.

    Closing. The transactions contemplated by this Agreement shall close simultaneously, which closing shall be effected in the following manner:

      Each party (as and to the extent applicable) shall immediately execute and deliver in escrow to the Ann Arbor, Michigan office of Butzel Long, 350 South Main Street, Suite 300, Ann Arbor, Michigan 48104, Attention: James C. Adams, Esq. ("Escrow Agent") six (6) counterpart originals of: (i) the Lease Termination Agreement, (ii) the Second Amendment to Lease and Assignment of Lease, (iii) the Sublease Termination Agreement, (iv) the New 789 Sublease, and (v) this Agreement. The date of each document shall be left blank, other than the date of this Agreement which shall be as first written above.

      On the earlier of (a) March 14, 2008, or (b) the day Voyager receives written confirmation from CSA that the Ann Arbor City Council has granted Act 198 tax abatement to the 789 Building and CSA has waived any further conditions to closing, but in no event prior to February 5, 2008, Voyager shall wire transfer, in immediately available federal funds, the sum of Eleven Million and no/100 Dollars ($11,000,000.00) to CSA, pursuant to wire routing instructions provided by CSA.

      Immediately upon receipt of the foregoing sum of Eleven Million and no/100 Dollars ($11,000,000.00) from Voyager, CSA shall wire transfer, in immediately available federal funds, the sum of Six Million Two Hundred Fifty Thousand and no/100 Dollars ($6,250,000.00) to Transwestern, pursuant to wire routing instructions provided by Transwestern.

      Simultaneously with the transfer contemplated by subparagraph C, above, CSA shall deliver to Transwestern the letter of credit, in the amount of Four Million Five Hundred Thousand and no/100 Dollars ($4,500,000.00) contemplated in paragraph 3, and in the form required by section 3 of the Second Amendment to Lease and Assignment of Lease.

      At such time as Escrow Agent shall have received all the counterpart documents required under subparagraph 5.A, above, and shall have received written confirmation from CSA and Transwestern that the conditions set forth in subparagraphs 5.B, C and D have been satisfied, Escrow Agent shall insert the date of such full receipt into the documents (the "Closing Date") and release two (2) fully executed copies of each of the documents to each of Transwestern, CSA and Voyager.

      The parties hereto acknowledge that Butzel Long is counsel to Voyager, and is acting as escrow agent solely for the limited and ministerial purpose of coordinating receipt of executed documents and confirmation of receipt of funds as set forth herein. Butzel Long shall have no liability to any party except in the event of gross negligence or malfeasance in carrying out its duties as escrow agent, and no party shall object to Butzel Long's representation of Voyager for all purposes now or in the future by virtue of its status as limited escrow agent hereunder. In the event of a dispute by or among the parties with respect to this Agreement and their respective performance or nonperformance hereunder, Butzel Long may, at its election, deposit the escrowed documents with any court having jurisdiction, and thereby be released of further responsibility with respect thereto.

      If the Closing has not occurred on or before the close of business on March 28, 2008, Escrow Agent shall return all executed counterpart documents in its possession to the parties, in which case the escrowed documents other than this Agreement shall be deemed null and void as if never executed, and of no further force or effect, in the absence of mutual written agreement by all the parties. This Agreement shall be deemed to continue in effect, and the various parties shall have all applicable rights and remedies, if any, otherwise available hereunder under the terms hereof.

    Miscellaneous.

        This Agreement, together with the Exhibits attached hereto, set forth the entire agreement by and among the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

        Each of the 777 Lease, the 789 Lease, the 777 Lease Assignment and the 789 Sublease shall remain in unmodified and in full force and effect until such time, if any, as the Closing Date has occurred hereunder, and thereafter the obligations of the parties shall be controlled and governed by the documents executed pursuant hereto.

        This Agreement shall be governed and interpreted in accordance with Michigan law.

        This Agreement may be executed in one or more counterparts which, taken together, shall be deemed to constitute and comprise a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ASSIGNOR: VOYAGER LEARNING COMPANY, a Delaware corporation ("Assignor"), formerly known as ProQuest Company By: /s/ Todd W. Buchardt Name: Todd W. Buchardt Title: General Counsel

LANDLORD:

TRANSWESTERN GREAT LAKES, L.P., a Delaware limited partnership

By: Transwestern Great Lakes GP, L.L.C., a Maryland limited liability company, its general partner

By: Transwestern Investment Company, L.L.C., its authorized agent

By: /s/ Scott A. Tausk

Name: Scott A. Tausk

Title: Managing Director

TENANT: PROQUEST LLC, a Delaware limited liability company By: /s/ Larisa Avner Trainor Name: Larisa Avner Trainor Title: VP & Asst. Sec

EXHIBIT A

LEASE TERMINATION AGREEMENT

EXHIBIT B

SECOND AMENDMENT TO LEASE AND ASSIGNMENT OF LEASE

EXHIBIT C

SUBLEASE TERMINATION AGREEMENT

EXHIBIT D

NEW 789 SUBLEASE